FOR RELEASE April 26, 2012

Contact: ICR, Inc.

Robert Koepp

(+86) 10-6583-7516

(646) 328-2510

Chindex International, Inc. to Report
First Quarter 2012 Financial Results

Bethesda, Maryland – April 26, 2012 - Chindex International, Inc. (NASDAQ: CHDX), an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced that the Company plans to release financial results for the first quarter of 2012 ended March 31, 2012 on Wednesday, May 9, 2012, after the market closes. Management will host a conference call at 8:00 am ET the following Thursday morning on May 10, 2012 to discuss financial results.

To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until May 17, 2012 by dialing (U.S. domestic) 1-855-859-2056 or (international) 1-404-537-3406, passcode 74986142. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.
Chindex is an American healthcare company providing healthcare services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated healthcare provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.